EXHIBIT 23

                         PricewaterhouseCoopers, LLP
                         One International Place
                         Boston, Massachusetts 02110




                         Consent of Independent Accountants

   We consent to the incorporation by reference in the registration statement of Aquila Biopharmaceuticals, Inc. on Form S-3 (File No. 333-46641) of our report dated February 11, 1999, on our audits of the consolidated financial statements of Aquila Biopharmaceuticals, Inc. as of December 31, 1998 and 1997, and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                      /s/ PricewaterhouseCoopers, LLP

   Boston, Massachusetts
   March 22, 1999